UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 23, 2011

Global Telecom & Technology, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51211	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8484 Westpark Drive
Suite 720
McLean, VA 22102
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 442-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On May 23, 2011, GTT-EMEA, Limited, a wholly-owned subsidiary of the company (the “Buyer”), entered into an agreement (the “Agreement”) to acquire PacketExchange (Ireland) Limited (“PacketExchange”), and thereby the subsidiaries of PacketExchange, through an acquisition of all of the equity interests (the “Shares”) in PacketExchange from Esprit Capital I Fund No. 1 LP, Esprit Capital I Fund No. 2 LP and the other sellers named in the Agreement (collectively, the “Sellers”).

In consideration for the Shares, the Buyer agreed to pay the Sellers an aggregate purchase price (the “Purchase Price”) of $20 million, in cash, subject to:

•	a working capital adjustment;

•	reduction in an amount equal to the amount of indebtedness outstanding immediately prior to the closing of the transactions contemplated by the Agreement; and

•	reduction in an amount equal to the amount of certain obligations of PacketExchange or the Sellers that may arise or become payable after the closing.

The Purchase Price will be paid at the closing, except that $2.0 million of the Purchase Price will be retained for one year in order to provide a source of payment to the Buyer for:

•	amounts PacketExchange may be required to pay to third parties with respect to certain existing and potential obligations referred to in the Agreement;

•	amounts the Sellers may be required to pay to the Buyer with respect to any breach by the Sellers of their representations, warranties, covenants and agreements, as provided in the Agreement; and

•	to reimburse the Buyer for certain vendor liabilities that are directly related to existing clients of PacketExchange who terminate their relationship with PacketExchange after the closing.

The closing of the transactions contemplated by the Agreement is conditioned upon the Buyer’s receipt of (or waiver of), items customary for transactions of this nature.  In addition, the closing is conditioned upon settlements being reached between PacketExchange and certain third party vendors with respect to liabilities or claimed liabilities related to the period prior to the closing, in form and substance reasonably acceptable to the Buyer.

The Agreement is governed by English law, and it contains representations and warranties, pre-closing covenants, post-closing covenants, limitations on liability and indemnification, in each case which are customary for transactions of this nature under English law.  The Agreement includes restrictive covenants binding up the Sellers regarding confidentiality and non-disparagement.

The Agreement provides that if the closing of the transactions contemplated by the Agreement does not occur on or before July 23, 2011, subject to extension by the mutual agreement of the Buyer and the Sellers, the Agreement will terminate.

Item 8.01.               Other Events.

On May 23, 2011, the company issued a press release announcing the transactions contemplated by the Agreement.  A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(d)      Exhibits

10.1
Agreement for the sale and purchase of the entire issued share capital of and loan notes in PacketExchange (Ireland) Limited, dated May 23, 2011, by and among Esprit Capital I Fund No. 1 LP, Esprit Capital I Fund No. 2 LP and the others, as Sellers, and GTT-EMEA, Limited, as Buyer.

99.1	Press Release dated May 23, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2011	GLOBAL TELECOM & TECHNOLOGY, INC.

/s/ Chris McKee
Chris McKee

Secretary and General Counsel